UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2004

Cuisine Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-12800	52-0948383
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia		22312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-270-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cuisine Solutions, Inc. Board of Directors approved the discontinuation of operations of its Norway plant at its Board meeting on October 26, 2004, contingent upon the Hjemlmeland Kommune agreeing to release Cuisine Solutions from its long term lease. The Agreement with the Kommune was ratified by both parties on November 1, 2004. The intention to discontinue operations at the Norway facility was disclosed in both the Cuisine Solutions, Inc. September 2004 10K, and the October 2004 10Q. Cuisine Solutions, Inc. believes that there will be no material adverse financial effects for the Company from the discontinuation of operations. Cuisine Solutions, Inc. is now receiving most of its farm raised salmon from its new partner in Chile (Cuisine Solutions Chile) which began production in its new facility in August 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.

November 5, 2004	By:	Yuyun T. Kuo

Name: Yuyun T. Kuo
Title: VP of Finance